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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                     -------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of report (Date of earliest event reported): July 14, 1997

                            ARV ASSISTED LIVING, INC.
             (Exact name of registrant as specified in its charter)


  California                       000-26980                    33-0160968
  (State of                 (Commission File Number)           (IRS Employer
Incorporation)                                               Identification No.)

           245 Fischer Avenue, Suite D-1, Costa Mesa, California 92626
               (Address of principal executive offices) (Zip Code)


                                 (714) 751-7400
              (Registrant's telephone number, including area code)


                                      None
          (former name or former address, if changed since last report)


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Item 5.   Other Events.

         On July 14, 1997, the Board of Directors of ARV Assisted Living, Inc. (the "Company"), adopted a Shareholder Rights Plan.

         In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company outstanding at the close of business on August 8, 1997 (the "Record Date"). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until August 8, 2007 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth (1/100th) of a share of Series C Junior Participating Preferred Stock, no par value per share (the "Preferred Shares"), at a price of $70.00 per one one-hundredth (1/100th) of a Preferred Share, subject to certain anti-dilution adjustments (the "Purchase Price"). Until the earlier to occur of
(i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (other than (A) Gary L. Davidson, (B) Morgan Stanley, Dean Witter, Discover & Co. (with respect to the shares it already owns) and (C) Lazard Freres Real Estate Investors LLC ("LFREI") and its affiliates (with respect to the shares purchased and to be purchased by an affiliate of LFREI pursuant to the Stock Purchase Agreement dated July 14, 1997, as amended on July 20, 1997, and July 22, 1997, among the Company, LFREI and an affiliate of LFREI and the Stockholders Agreement dated July 14, 1997, among the Company, LFREI and an affiliate of LFREI) has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

         Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $100 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be


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redeemable. These Rights are protected by customary anti-dilution provisions.
Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

         At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares at an exchange rate of one Common Share per Right (subject to adjustment).

         The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will receive the Redemption Price.

         The Rights will expire on August 8, 1997 (unless earlier redeemed, exchanged or terminated). ChaseMellon Shareholder Services, L.L.C., is the Rights Agent.

         The Purchase Price payable, and the number of one one-hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share


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of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

         Any of the provisions of the Rights Agreement dated as of July 14, 1997, between the Company and the Rights Agent (the "Rights Agreement") may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

         One Right will be distributed to shareholders of the Company for each Common Share owned of record by them on August 8, 1997. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 400,000 Preferred Shares initially for issuance upon exercise of the Rights.

         The rights are designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group (other than an exempt person or group) that acquires 10% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

         The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.


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Item 7.           Exhibits.

4.1 Rights Agreement, dated as of July 14, 1997, between ARV Assisted Living, Inc., and ChaseMellon Shareholder Services, L.L.C. which includes the form of Certificate of Determination of the Series C Junior Participating Preferred Stock of ARV Assisted Living, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1 Text of Press Release, dated July 15, 1997, incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Commission on July 23, 1997.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 1997

                                        ARV Assisted Living, Inc.



                                        By: /s/ SHEILA M. MULDOON
                                           ------------------------------------
                                           Name:  Sheila M. Muldoon
                                           Title: Vice President and General
                                                  Counsel



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                                  EXHIBIT INDEX


4.1 Rights Agreement, dated as of July 14, 1997, between ARV Assisted Living, Inc., and ChaseMellon Shareholder Services, L.L.C. which includes the form of Certificate of Determination of the Series C Junior Participating Preferred Stock of ARV Assisted Living, Inc. as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.




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